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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Advanced Accessory Systems, LLC and AAS Capital Corporation of our report dated March 15, 1998 relating to the financial statements of Advanced Accessory Systems, LLC, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

Bloomfield Hills, Michigan
March 30, 1998